TIME CHARTER[copyright]
                         New York Produce Exchange Form
       ISSUED BY THE ASSOCIATION OF SHIP BROKERS AND AGENTS (U.S.A.), INC.

                November 6th, 1913 - Amended October 20th, 1921;
                      August 6th, 1931; October 3rd, 1946;
                 Revised June 12th, 1981; September 14th 1993.

THIS CHARTER PARTY, made and concluded in __________, this__ day of _____, 199_.

Between _______________ of _________, disponent, OWNERS of the Vessel described below, and _______________ of ________________ CHARTERERS.

DESCRIPTION OF VESSEL
Name "________________"                Flag: _________       Built:_________
Port and number of Registry:_____________     Reg. Nr. _______, IMO Nr. _______
Classed:________________

Deadweight ___________ metric tons (cargo and bunkers, including freshwater and stores on a salt water draft of _______m on summer freeboard.

Capacity ___________ cubic feet grain space available for cargo.
Tonnage:___________ GT/GRT.
Speed about_____ knots, fully laden, in good weather conditions up to and including maximum Force ___ on the Beaufort wind scale, on a consumption of about ____________ metric tons of ____________.


1.   DURATION

     The Owners agree to let and the Charterers agree to hire the Vessel from the time of delivery for a period of _________________ more or less at Charterers option within below mentioned trading limits.

2.   DELIVERY

     The Vessel shall be placed at the disposal of the Charterers at ____________________ (to be narrowed by further mutual agreement).

     The Vessel on her delivery shall be ready to receive cargo with clean-swept, free of smell, washed down and dry holds and tight, staunch, strong and in every way fitted for ordinary cargo service, having water ballast.

     The Owners shall give the Charterers not less than _______ preliminary and ___ days definite notice of expected date of delivery.



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3.   ON-OFF HIRE SURVEY

     See Clause 60.

4.   DANGEROUS CARGO/CARGO EXCLUSIONS

     The Vessel shall be employed in carrying lawful merchandise excluding any goods of a dangerous, injurious, flammable or corrosive nature unless loaded, stowed, carried and discharged in accordance with IMO regulations, the requirements or recommendations of the competent authorities of the country of the Vessel's registry and of ports of shipment and discharge and of any intermediate countries or ports through whose waters the Vessel must pass. Without prejudice to the generality of the foregoing, in addition the following are specifically excluded: livestock of any description, arms, ammunition, explosives, nuclear and radioactive materials, nuclear and radioactive products and waste, acids, asphalt, pitch in bulk, sulphur (other than "slated sulphur" - with which maximum 2 voyages per 12 months are allowed), mahogany logs, all hides, ammonium nitrate, calcium carbide, directly reduced iron ore/iron ore briquettes, naphtha, tar concentrates, salt, metal turnings and borings, metal sulphide concentrates and/other cargoes excluded from shipment as per vessel's valid "Annex to the Certificate of Fitness of the Ship for Carriage of Bulk Cargoes" as issued by her Classification Society.

5.   TRADING LIMITS

     The Vessel shall be employed in such lawful trades between safe ports and safe places, safe berths and safe anchorages, always afloat (except NAABSA at East Coast South America, where it is customary for vessels of this size), always within Institute Warranty Limits excluding Albania, Israel, Lebanon, Turkey (as long as the current tensions between Cyprus and Turkey continue to prevail), Turkish occupied Cyprus, Syria, Libya (including Gulf of Sidra/Sirte), Georgia, Cambodia, North Korea, Liberia, Sierra Leone, Angola including Cabinda, Zaire, North and South Yemen, Eritrea, Somalia, Gulf of Aqaba, Iraq, Arabian Gulf and adjacent waters (including Gulf of Oman to the north of 24(degree) N), Sri Lanka, Cuba, ports of Churchill, Monrovia, as the Charterers shall direct.

6.   OWNERS TO PROVIDE

     Whilst on hire the Owners shall provide and pay for the insurance of the Vessel, except as otherwise provided, and for all provisions, cabin, deck, engine-room and other necessary stores, including boiler water and luboil; shall pay for wages, consular shipping and discharging fees of the crew including legalisation fees for crewlists, garbage removal (other than compulsory) and charges for port services pertaining to the crew; shall maintain the Vessel's class and keep her in a thoroughly efficient state in hull, machinery and equipment with all inspection certificates necessary to comply with regulations of the country of vessel's registry for and during the service, and have a full complement of officers and crew.



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7.   CHARTERERS TO PROVIDE

     The Charterers, while the Vessel is on hire, shall provide and pay for all the bunkers except as otherwise agreed; shall pay for port charges (including compulsory watchmen and cargo watchmen and compulsory garbage disposal), canal dues, compulsory pilotages, towages, agencies, commissions, consular charges (except those pertaining to individual crew members or flag of the Vessel), and all other usual expenses except those stated in Clause 6, but when the Vessel puts into a port or shelter, or anchorage for causes for which the Vessel is responsible (other than by stress of weather), then all cash charges incurred shall be paid by the Owners. Fumigations ordered because of illness of the crew shall be for the Owners' account. Fumigations ordered because of cargoes carried or ports visited while the Vessel is employed under this Charter Party shall be for the Charterers' account. All other fumigations shall be for the Charterers' account after the Vessel has been on charter for a continuous period of six months or more.

     The Charterers shall provide and pay for necessary dunnage and shifting boards and also any extra fittings requisite for a special trade or unusual cargo, but the Owners shall allow them the use of any dunnage already aboard the Vessel. Charterers to have the privilege of using shifting boards for dunnage, they making good any damage thereto. Prior to redelivery the Charterers shall remove their dunnage and fittings at their cost and in their time.

8.   PERFORMANCE OF VOYAGES

     a. The Master shall perform the voyages with due despatch, and shall render all customary assistance with the Vessel's crew. The Master shall be conversant with the English language and (although appointed by the Owners) shall be under the orders and directions of the Charterers as regards employment and agency; and the Charterers shall perform all cargo handling, including but not limited to loading, stowing, trimming, lashing, securing, dunnaging, unlashing, discharging, and tallying, at their risk and expense, under the supervision of the Master, who is to sign Bills of Lading for cargo as presented, in conformity with Mate's or Tally Clerk's receipts.

     b. If the Charterers shall have reasonable cause to be dissatisfied with the conduct of the Master or officers, the Owners shall, on receiving particulars of the complaint, investigate the same, and, if necessary, make a change in the appointments.

9.   BUNKERS

     a. The Charterers on delivery, and the Owners on redelivery, shall take over and pay for all fuel and diesel oil remaining on board the Vessel.

     b. The Charterers shall supply bunkers of a quality suitable for burning in the Vessel's engines and auxiliaries and which conform to the specification(s) as set out in Clause 46.



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     The Owners reserve their right to make a claim against the Charterers for any damage to the main engines or the auxiliaries caused by the use of unsuitable fuels or fuels not complying with the agreed specification(s).

10.  RATE OF HIRE/REDELIVERY AREAS AND NOTICES

     The Charterers shall pay for the use and hire of the said Vessel at the rate of See Clause 75 to this Charter Party. U.S. currency, daily, commencing on and from the day of her delivery, as aforesaid, and at and after the same rate for any part of a day; hire shall continue until the hour of the day of her redelivery in like good order and condition, ordinary wear and tear excepted, to the Owners (unless Vessel lost) at on dropping last outward sea pilot one safe port Skaw/Passero range, or, in Charterers' option, Buenos Aires/Saint Lawrence range including full coast line and islands between, - any time day/night Sundays and holidays including,

     The Charterers shall give the Owners not less than ___ days approximate and ___ days definite notice of the Vessel's expected date and probable port of redelivery.

     For the purpose of hire calculations, the times of delivery, redelivery of termination of charter shall be adjusted to GMT.

11.  HIRE PAYMENT

     a.   PAYMENT

          Payment of Hire shall be made so as to be received by the Owners or their designated payee in __________, in United States Currency, in funds available to the Owners on the due date, 15 days in advance. Failing the punctual and regular payment of the hire, or on any fundamental breach whatsoever of this Charter Party, the Owners shall be at liberty to withdraw the Vessel from the service of the Charterers without prejudice to any claims they (the Owners) may otherwise have on the Charterers.

     b.   CASH ADVANCES

          Cash for the Vessel's ordinary disbursements at any port may be advanced by the Charterers or their Agents, as required by the Captain/Owners, subject to 2 1/2 percent commission and such advances shall be deducted from the hire. The Charterers, however, shall in no way be responsible for the application of such advances.




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12.  BERTHS

     The Vessel shall be loaded and discharged in any safe dock or at any safe berth or safe place that Charterers or their agents may direct, provided the Vessel can safely enter, lie and depart always afloat at any time of tide.

13.  SPACES AVAILABLE

     a. The whole reach of the Vessel's holds, decks, and usual places of loading (not more than she can reasonably and safely stow and carry), also accommodations for supercargo or Charterers' representative, if carried, shall be at the Charterers' disposal, reserving only proper and sufficient space for the Vessel's officers, crew, tackle, apparel, furniture, provisions, stores and fuel.

     b. In the event of deck cargo being carried, the Owners are to be and are hereby indemnified by the Charterers for any loss and/or damage and/or liability of whatsoever nature caused to the Vessel as a result of the carriage of deck cargo and which would not have arisen had deck cargo not been loaded.

14.  SUPERCARGO AND MEALS

     The Charterers are entitled to appoint a supercargo, who shall accompany the Vessel at the Charterers' risk and see that voyages are performed with due despatch. He is to be furnished with free accommodation and same fare as provided for the Master's table, the Charterers paying at the rate of US$_______ per day.

15.  SAILING ORDERS AND LOGS

     The Charterers shall furnish the Master from time to time with all requisite instructions and sailing directions, in writing, in the English language, and the Master shall keep full and correct deck and engine logs of the voyage or voyages, which are to be patent to the Charterers or their agents, and furnish the Charterers, their agents or supercargo, on completion of each voyage, with a true copy of such deck and engine logs, showing the course of the Vessel, distance run and the consumption of bunkers. Any log extracts required by the Charterers shall be in the English language.

16.  DELIVERY/CANCELLING

     If required by the Charterers, time shall not commence before ____________, and should the Vessel not be ready for delivery on or before ____________, the Charterers shall have the option of cancelling this Charter Party.

     EXTENSION OF CANCELLING

     If the Owners warrant that, despite the exercise of due diligence by them, the Vessel will not be ready for delivery by the cancelling date, and provided the Owners are able to state with



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     reasonable certainty the date on which the Vessel will be ready, they may, at the earliest seven days before the Vessel is expected to sail for the port or place of delivery, require the Charterers to declare whether or not they will cancel the Charter Party. Should the Charterers elect not to cancel, or should they fail to reply within two days or by the cancelling date, whichever shall first occur, then the seventh day after the expected date of readiness for delivery as notified by the Owners shall replace the original cancelling date. Should the Vessel be further delayed, the Owners shall be entitled to require further declarations of the Charterers in accordance with this Clause.

17.  OFF HIRE

     In the event of loss of time from deficiency and/or default and/or strike of officers or crew, or deficiency of stores, fire, breakdown of, or damages to hull, machinery or equipment, grounding, detention by the arrest of the Vessel, (unless such arrest is caused by events for which the Charterers, their servants, agents or subcontractors are responsible), or detention by average accidents to the Vessel or cargo unless resulting from inherent vice, quality or defect of the cargo, drydocking for the purpose of examination or painting bottom, or by any other cause preventing the full working of the Vessel, the payment of hire and overtime, if any, shall cease for the time thereby lost. Should the Vessel deviate or put back during a voyage, contrary to the orders or directions of the Charterers, for any reason other than accident to the cargo or where permitted in lines 257 to 258 hereunder, the hire is to be suspended from the time of her deviating or putting back until she is again in the same or equidistant position from the destination and the voyage resumed therefrom. All bunkers used by the Vessel while off hire shall be for the Owners' account. If upon the voyage the speed be reduced by defect in, or breakdown of, any part of her hull, machinery or equipment, the time so lost, and the cost of any extra bunkers consumed in consequence thereof, and all extra proven expenses may be deducted from the hire.

18.  SUBLET

     Unless otherwise agreed, the Charterers shall have the liberty to sublet the Vessel for all or any part of the time covered by this Charter Party, but the Charterers remain responsible for the fulfillment of this Charter Party.

19.  DRYDOCKING

     The Vessel was last drydocked in _________.

     (a) The Owners shall have the option to place the Vessel in drydock during the currency of this Charter at a convenient time and place, to be mutually agreed upon between the Owners and the Charterers, for bottom cleaning and painting and/or repair as required by class or dictated by circumstances.



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20.  TOTAL LOSS

     Should the Vessel be lost, money paid in advance and not earned (reckoning from the date of loss or being last heard of) shall be returned to the Charterers at once.

21.  EXCEPTIONS

     The act of God, enemies, fire, restraint of princes, rulers and people, and all dangers and accidents of the seas, rivers, machinery, boilers, and navigation, and errors of navigation throughout this Charter, always mutually excepted.

22.  LIBERTIES

     The Vessel shall have the liberty to sail with or without pilots, to tow and to be towed, to assist vessels in distress, and to deviate for the purpose of saving life and property.

23.  LIENS

     The Owners shall have a lien upon all cargoes and all sub-freights and/or sub-hire for any amounts due under this Charter Party, including general average contributions, and the Charterers shall have a lien on the Vessel for all monies paid in advance and not earned, and any overpaid hire or excess deposit to be returned at once.

     The Charterers will not directly or indirectly suffer, nor permit to be continued, any lien or encumbrance, which might have priority over the title and interest of the Owners in the Vessel. The Charterers undertake that during the period of this Charter Party, they will not procure any supplies or necessaries or services, including any port expenses and bunkers, on the credit of Owners or in the Owner's time.

24.  SALVAGE

     All derelicts and salvage shall be for the Owners' and the Charterers' equal benefit after deducting Owners' and Charterers' expenses and crew's proportion.

25.  GENERAL AVERAGE

     General average shall be adjusted according to York-Antwerp Rules 1979, as amended 1990, or any subsequent modification thereof.

     The Charters share procure that all bills of lading issued during the currency of the Charter Party will contain a provision to the effect that general average shall be adjusted according to York-Antwerp Rules 1979, as amended 1990, or any subsequent modification thereof and will include the "New Jason Clause".



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26.  NAVIGATION

     Nothing herein stated is to be construed as a demise of the Vessel to the Time Charterers. The Owners shall remain responsible for the navigation of the Vessel, acts of pilots, tug boats and linesmen, insurance, crew, and all other matters, same as when trading for their own account.

27.  CARGO CLAIMS

     Cargo claims as between the Owners and the Charterers shall be settled in accordance with the Inter-Club New York Produce Exchange Agreement of February 1970, as amended September 1996, or any subsequent modification or replacement thereof. The party having paid the claim shall submit same to the other party as soon as possible. Neither party shall between themselves refer to one year time limit as a defence.

28.  BILLS OF LADING

     (a) The Master shall sign the bills of lading or waybills for cargo as presented in conformity with mate's or tally clerk's receipts. However, the Charterers may sign bills of lading or waybills on behalf of the Master, with the Owners' prior written authority, always in conformity with mate's and/or tally clerk's receipts without prejudice to this Charter Party.

     (b) All bills of lading or waybills shall be without prejudice to this Charter Party and the Charterers shall indemnify the Owners against all consequences or liabilities which may arise from any inconsistency between this Charter Party and any bills of lading or waybills signed by the Charterers or by the Master at their request.

     (c) Bills of lading covering deck cargo shall be claused: "Shipped on deck at Charterers', Shippers' and Receivers' risk, expense and responsibility, without liability on the part of the Vessel, or her Owners for any loss, damage, expense or delay howsoever caused."

29.  WAR CANCELLATION

     In the event of the outbreak of war (whether there be a declaration of war or not) between any two or more of the following countries:
     _________________________ either the Owners or the Charterers may cancel this Charter Party. Whereupon, the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 10; if she has cargo on board, after discharge thereof at destination, or, if debarred under this Clause from reaching or entering it, at a near open and safe port as directed by the Owners; or, if she has no cargo on board, at the port at which she then is; or, if at sea, at a near open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with Clause 11 and except as aforesaid all other provisions of this Charter Party shall apply until redelivery.



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30.  ICE

     The Vessel shall not be required to enter or remain in any icebound port or area, nor any port or area where lights or lightships have been or are about to be withdrawn by reason of ice, nor where there is risk that in the ordinary course of things the Vessel will not be able on account of ice to safely enter and remain in the port or area or to get out after having completed loading or discharging. Subject to the Owners' prior approval the Vessel is to follow ice-breakers when reasonably required with regard to her size, construction and ice class.

31.  STEVEDORE DAMAGE

     See  Clause 59.

32.  CLEANING OF HOLDS

     The Charterers shall provide and pay extra for sweeping and/or washing and/or cleaning of holds between voyages and/or between cargoes provided such work can be undertaken by the crew and is permitted by local regulations, at the rate of see Clause 61, sub-clause 5 to Master directly.

     In connection with any such operation, the Owners shall not be responsible and vessel not to be placed off-hire due to deficiency of cleanliness of holds, if the Vessel's holds are not accepted or passed by the port or any other authority. In case vessel is not passed at next loadport, Charterers to arrange additional special cleaning at their cost with crew assisting.

     The vessel to be redelivered with clean swept holds, however the Charterers shall have the option to re-deliver the Vessel with unclean/unswept holds against a lump sum payment of See Clause 64, payable directly to Master, in lieu of cleaning.

33.  TAXES

     Charterers to pay all local, State, National taxes and/or dues assessed on the Vessel or the Owners resulting from the Charterers' orders herein, whether assessed during or after the currency of this Charter Party including any taxes and/or dues on cargo and/or freights and/or sub-freights and/or hire (excluding taxes levied by the country of the flag of the Vessel or the Owners).

34.  CHARTERERS' COLORS

     The Charterers shall have the privilege of flying their own house flag and painting the funnel and/or the sides of the Vessel with their own markings. The Vessel shall be repainted in the Owners' colors before termination of the Charter Party. Cost and time of painting, maintaining and repainting those changes effected by the Charterers shall be for the Charterers' account.




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35.  DOCUMENTATION

     The Owners shall provide any documentation relating to the Vessel that may be required to permit the Vessel to trade within the agreed trade limits, including, but not limited to certificates of financial responsibility for oil pollution, provided such oil pollution certificates are obtainable from the Owners' P&I club, valid international tonnage certificate, Suez and Panama tonnage certificates, valid certificate of registry.

36.  SMUGGLING

     In the event of smuggling by the Master, Officers and/or crew, the Owners shall bear the cost of any fines, taxes, or imposts levied and the Vessel shall be off hire for any time lost as a result thereof.

37.  COMMISSIONS

     A total address commission of _______ percent is payable by the Owners to the Charterers on hire earned and paid under this Charter, and also upon any continuation or extension of this Charter.

38.  ARBITRATION

     (a) LONDON
     All disputes arising out of this contract shall be arbitrated at London and, unless the parties agree forthwith on a single Arbitrator, be referred to the final arbitrament of two Arbitrators carrying on business in London who shall be members of the Baltic Mercantile & Shipping Exchange and engaged in Shipping, one to be appointed by each of the parties. ENGLISH LAW TO APPLY. In case the Arbitrators cannot agree to a decision they will appoint an Umpire, whose award will be final and binding upon both parties. If either one of the appointed Arbitrators refuses to act, or is incapable of acting or dies, the party who appointed him may appoint a new Arbitrator in his place. If one party fails to appoint an Arbitrator either originally or by way of substitution, as aforesaid for seven clear days, the other party having appointed an Arbitrator may appoint that Arbitrator to act as sole Arbitrator in reference and his award shall be binding on both parties. No award shall be questioned or invalidated on the ground that any of the Arbitrators is not qualified as above, unless objection to his action be taken before the award is made. Any dispute arising hereunder shall be governed by English Law.

     Clauses ___ to ___, both inclusive, as attached hereto are deemed to be part of and are fully incorporated in this Charter Party.

                                  APPENDIX "A"

To Charter Party dated ______________




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           ADDITIONAL CLAUSES TO CHARTER PARTY MV "_________________"
                             DATED _________________


Between ______________, as disponent ____________ and ________________ of
_______________, as Charterers


Further details of the Vessel:  See Clause 46



For the Charterers

46.  VESSEL'S DESCRIPTION

     Name/Reg. number/IMOnr.       :

     Type                          :

     Flag                          :

     Built                         :

     Port of registry              :

     Class                         :

     Call sign                     :

     Owners                        :
     Disponent Owners              :
     (APPLICABLE FOR ALL
     COMMERCIAL, OPERATIONAL,
     & CHARTERING PURPOSES
     WHATSOEVER)
                                          telex
                                          fax          :
                                          phone        :

_________________ HEREWITH CONFIRMS BEING THE ULTIMATE OWNER, FULLY CONTROLLING "_________________" AND THE MOTOR-VESSEL "_________________", WHICH IS UNDER
BAREBOAT CHARTER TO _________________

GRT / NRT TPI (TPC)                :
Suez GRT / NRT                     :
Panama GRT / NRT                   :



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           ADDITIONAL CLAUSES TO CHARTER PARTY MV "_________________"
                             DATED _________________


Australian hold ladder fitted      :
CO2 fitted                         :

SPEED AND CONSUMPTION
laden  :
port consumption                   :

IFO specification according to     :

GO specification according to      :

Bunker capacities                  :

Capacity FW                        :

Daily consumption                  :
Constants                          :

Vessel can load alternate holds

Ballast                            :    with holds
                                        without holds

Deballasting capacity              :

Height waterline to top of hatchcoaming covers open same as closed:

Highest point above keel           :

Holds / Hatches                    :

Hatchcovers                        :

DWAT                               :

LOA    :

Beam   :

HOLD - SIZES (ALL IN METERS)




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           ADDITIONAL CLAUSES TO CHARTER PARTY MV "_________________"
                             DATED _________________



   No.       Length    Height   L/B



Flat floor spaces

Hold nos.    Fore      Aft      Length


Tanktop strength
Holds Nos.
Holds Nos.

Grain capacity             :
Grain cubic breakdown      :
                                   Total: cbm

Draft(ft)                      DWT Ssw (mt)      DWT fw (mt)
---------                      ------------      -----------

DWAT on __ bw about ___ mts (Dwwc about ____ mts)

ALL DETAILS "ABOUT.":

Insurance company                  :

Ventilation                        :

Main engine                        :

Engine/bridge                      :

47. Trading worldwide within Institute Warranty Limits, with exclusions as per Clause 5, also war zones or war-like zones are excluded unless Owners' prior permission is granted, in which case extra war risk insurance premium in accordance with Owners' War Risk Underwriters scale and crew war bonus to be paid by Charterers. For such extra insurance the Charterers to reimburse Owners with payment of hire following the receipt of invoice, supporting vouchers and cover note of Owners' Underwriters, but basic war risk insurance always remains for the Owners' account.

     Charterers' privilege to trade outside I.W.L., subject to Charterers having obtained Owners' prior approval and to Charterers' paying for any additional insurance premium on hull and



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           ADDITIONAL CLAUSES TO CHARTER PARTY MV "_________________"
                             DATED _________________


     machinery actually paid by Owners for breaching Institute Warranty Limits, based on vessel's present hull and machinery valuation but such additional premium not to exceed that for minimum coverage under the London underwriters maximum scale on conditions not wider than their standard form of Institute Time Clauses. For such extra insurance the Charterers to reimburse Owners with payment of hire following the receipt of invoice, supporting vouchers and cover note of Owners' Underwriters.

     Hull and machinery valuation:
     Owners to maintain valid Suez and Panama Canal Certificates including respective fittings for the whole period of this Time-charter.

     Vessel has full bunkering rights in USA. Furthermore, vessel has not traded with Israel and is not blacklisted by any Arab country.

Notwithstanding the exclusions of Sri Lanka, Gulf of Aqaba and Arabian Gulf and adjacent waters (including Gulf of Oman north of 24(degree) North), as above, it is hereby agreed that Charterers are entitled to order the vessel to Sri Lanka, Gulf of Aqaba and Arabian Gulf, as above, but always excluding Iraq, on the following conditions and terms:

          1) Upon payment/reimbursement of Charterers of any additional war risk insurance premium in accordance with Owners War Risk Underwriters scale and crew war bonus;

          2) Upon Owners' prior permission being obtained in the advent of the situation in these area(s) changing, at any time during the currency of this Charter Party to a war or war like zone, any extra premium/crew war bonus to be for Charterers' account.

48. Any equipment including dunnage, lashing and separation material put on board by Charterers to remain their property and to be properly taken care of by vessel's Officers and crew. Charterers' material to be listed and sufficient good space to be provided for by the vessel. Equipment/material already on board, including that of lines 95/96 to be at Charterers' disposal free of cost.

49. Owners to undertake to carry onboard a US Federal Maritime Commission's Certificate of Financial Responsibility as required under US Water Quality Act of 1970. In no case shall Charterers be liable for any damages as a result of Owners' failure to obtain the aforementioned certificate.

50. Owners to supply current valid deratization exemption certificate on delivery of the vessel which to be valid for the duration of the Charter. Any deratization and/or fumigation which is necessary on delivery and/or during the currency of this Charter Party except as provided in lines 91-94, to be performed in Owners' time and at Owners' expense.




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           ADDITIONAL CLAUSES TO CHARTER PARTY MV "_________________"
                             DATED _________________


51. The vessel to supply all lighting equipment as on board during the period of the Charter and to supply sufficient light for nightwork in all holds, free of expense to the Charterers.

52. The Charterers' Agents to undertake normal ship's husbandry on the Owners' behalf without charge unless there should be some extraordinary business, such as crew desertion, hospitalization or survey work in which case the Owners have to pay what is charged by Charterers' Agents. However, if Charterers' agents refuse to act for Owners then the Owners to appoint their own Agents and to pay by their own.

53. Owners to maintain full P & I cover during the currency of this Charter Party. Charterers to have the benefit of any currency of any return insurance premium received by Owners from underwriters by reasons of vessel being in port for more than 30 days, as and when received by Owners from underwriters, provided vessel always on hire.

     Owners' P & I Club is: United Kingdom Mutual Steamship assurance (Bermuda) ltd.

54. Vessel has a Radio Officer on board duly qualified and having sufficient knowledge of the English language. The wireless station to be at Charterers' disposal and kept in good and efficient working order during the whole Charter period. Charterers to pay Owners for communication expenses incurred for their own account (See Clause 77).

55. If the vessel will be delayed and has to pay penalty and deposit in consequence of desertion of crew same to be for Owners' account and to be deductible from timecharter-hire payment including off-hire, if any.

     It is strictly forbidden for the crew, Officers and Master to have any illegal merchandise on board. Any such merchandise found on board is to be confiscated by Master. Any fines imposed on the vessel, Owners, Master, Officers, crew members or on Charterers originating from Master and/or Officers and/or crew members contradicting local port regulations particularly as regards smuggling will be for owners' account and Charterers are not responsible for any consequences resulting from such offense. Any expenses whatsoever including any off-hire will be deducted from hire.

56.  In accordance with Clause 11, hire to be paid to:


     In default of punctual and regular payment as herein specified the Owners shall notify ________________________, whereupon the Charterers shall make payment of the amount due within five (5) days including Saturdays, Sundays and holidays (5 consecutive days) after receipt of notification from the Owners, failing which the Owners have the right to withdraw the vessel from the services of the Charterers without prejudice to any claim the Owners may otherwise have against the Charterers under this Charter.

           ADDITIONAL CLAUSES TO CHARTER PARTY MV "_________________"
                             DATED _________________


     Charterers have the right to withhold from last semi-monthly hire payment and if not sufficient from last semi-monthly hire payments Owners' estimated advances and disbursements and also the value of redelivery bunkers. However, final accounting to be arranged by Charterers as promptly as possible.

57. In the event of loss of time by detention of the vessel by authorities at any places in consequence of legal proceedings against the vessel or the Owners or other than a consequence of act of omission of Charterers, Sub-Charterers or their Representatives or if as a result of default of Owners/Master the vessel cannot call at any port she is ordered to by Charterers or their Representatives or cannot load or discharge cargo as ordered by Charterers of their Representatives respectively or in case the vessel has to call at any port she is not ordered to by Charterers or their Representatives or has to load or discharge cargo elsewhere than ordered by Charterers or their Representatives respectively or in case vessel has to deviate and/or is delayed because of the nationality of the vessel and/or her Master and/or crew, payment of Charter hire shall cease for all time so lost.

     Cost of fuel and water consumed as well as all additional port charges, pilotages and other out-of-pocket expenses incurred during the time so lost shall be borne and paid by the Owners. In the event of loss of time due to boycott or otherwise of the vessel due to government restrictions or by authorities or labour, caused by vessel's flag, ownership, or crew or by reason of any trading of this or any other vessel under same Ownership, operation or control hire to cease from the time of the vessel being delayed and any directly attached time/cost in this connection to be deducted and Owners immediately have to refund hire paid in advance. If any such loss of time shall exceed ten consecutive days the Charterers have the option to cancel this Charter by written notice given to the Owners while vessel remains so detained without prejudice to any other right Charterers may have in the premises.

58. Charterers' or Sub-charterers' Bills of Lading to be used if required by Charterers.

     It is understood that the Master may authorise the Charterers' or Sub-charterers' respective Agents to sign Bills of Lading on his behalf, provided in conformity with the terms of this Charter Party, Mate's and/or Tally Clerk's receipts. Charters to accept all consequences that might result from Charterers' or Sub-Charterers' respective Agents not adhering strictly to their authority.

     Notwithstanding the above no Through Bills of Lading to be issued without prior consultation and agreement of Owners.

     Bills of Lading to state "Jurisdictions to be English Law."

59. Charterers will be responsible for Stevedore damages suffered by the vessel and/or her equipment provided that:

           ADDITIONAL CLAUSES TO CHARTER PARTY MV "_________________"
                             DATED _________________


     a) Master advises Charterers or their Agents in writing or by cable within 48 hours of the occurrence of any such damage done to the vessel, or in case of hidden damages within 24 hours after discovery, but not later than off-hire survey, for which the Master considers Charterers liable, to enable Charterers to claim against Stevedores or parties responsible.
     b)   Such damage has been entered in vessel's log books and
     c) Master has also held Stevedores or parties responsible for damage liable in writing or by cable, with a copy to Charterers.

     In addition to such written/cable notice the Master has to request the responsible party to repair, respectively to arrange repair of the damage preferably at once simultaneously with loading/discharging, or shortly after if this does not cause too much delay or inconvenience to the vessel's performance under this Charter.

     The Charterers to arrange, at their time and cost, for immediate repairs of any damages for which the charterers are responsible, affecting the seaworthiness of the vessel and/or the safety of the crew.

     If the safety and seaworthiness are not affected:

     - damages may either remain unrepaired until the vessel is at the yard for scheduled drydocking for Owners' account, where these damages will be repaired for the Charterers' time and expense;

     - or damages to be repaired as ordered by Charterers at any time during vessel's performance under this Charter, always for Charterers' time and expense;

     Charterers are only liable for damages which do not refer fully or partly to fair wear and tear.

60. Joint on-hire survey to be held at port of delivery or at first port of call after delivery. Joint off-hire survey to be held at port of redelivery or at last port of call prior to redelivery. Costs thereof to be shared equally. Time for on-hire survey to be for Owners' account, time for off-hire survey to be for Charterers' account.

     Vessel to be delivered with bunkers as on board to be paid by Charterers together with first hire payment. Vessel to be redelivered with about the same quantities of bunkers as on delivery and price to be deducted from the last hire payment. Prices for bunkers on delivery to be Rotterdam prices on day of delivery. Prices on redelivery to be same as on delivery.

61. The vessel is to work night and day and/or weekends/holidays if required by the Charterers. Furthermore, it is mutually understood that the expression "customary assistance" implies that the Master and the Crew shall without extra compensation render every service using

           ADDITIONAL CLAUSES TO CHARTER PARTY MV "_________________"
                             DATED _________________


     all strength and ability for the advantages of the Charterers as if same were for the Owners, always provided that same is permitted by local labour/harbour regulations e.g.:

          (1) Opening and closing of hatches in preparation for loading/discharging.
          (2)  Supervision of loading and/or discharging.
          (3) Maintaining power whilst loading and/or discharging and shifting ship between berths.
          (4)  Docking, undocking, bunkering, ballasting and deballasting.
          (5) Owners to arrange cleaning of holds with their crew after each laden voyage, if possible. The Charterers paying a lumpsum of US $_____________ on each occasion (US $______________ for intermediate cleaning of holds after cement/cement clinker cargoes) directly to Master. In case vessel is not passed at next loadport, Charterers to arrange special cleaning at their cost with crew assisting. Vessel not to be placed off-hire due to deficiency of cleanliness of holds.
          (6) Without prejudice to the generality of the foregoing, after each shipment of cement/cement clinker the Charterers will, in their time and at their expense, arrange for the shore labour for shovel-cleaning of vessel's tanktops, bulkhead and sides upto a height reachable by a person standing inside the shovel of a front-end loader. The Master, officers and crew to cooperate with shore labour in jointly achieving shovel cleanliness. For the final cleaning purposes the Charterers will thereafter supply to the vessel free of charge:
               -    2 jet guns including tripot and hoses
               -    2 pumps and hoses
               -    required fresh water

62. Vessel can carry grain/grain products/agricultural products/oilcakes in bulk/bagged but seed cake and seed expellers to be excluded except mechanically expelled seeds containing more than 10 per cent of oil or more than 20 per cent of oil and moisture combined, which do not require ship equipped with mechanically ventilated cargo spaces and/or with facilities for introducing carbon dioxide or inert gas into cargo spaces. Before commencement of loading seed cakes and seed expellers a certificate from recognized competent authority, stating the oil content and moisture content to be presented to the Master.

     Vessel can carry max. 2 cargoes of "slated" sulphur during the currency of this charter. If lime-coating prior to loading is required by shippers and/or receivers of cargo and/or by rules and regulations in force, same to be for Charterers' time and expense.

     All cargoes to be loaded in accordance with IMO regulations and Ship's Certificates (The Certificate of Fitness of the Ship for Carriage of Bulk Cargoes, with relevant Supplement and Annex thereto).

63. Trading always via safe ports and safe places, safe berths and safe anchorages, and vessel always to remain safely afloat except if vessel is ordered to call East Coast South America,

           ADDITIONAL CLAUSES TO CHARTER PARTY MV "_________________"
                             DATED _________________


     where the Charterers have the option of ordering the vessel to be not always afloat but safely aground where ships of similar size and draft are accustomed to lie safely aground in the above mentioned areas. Charterers have the privilege to double-bank the vessel, i.e. port authorities may order the vessel alongside other vessels respectively vice-versa, consistent with vessel's safety in sheltered waters within port limits. Charterers to provide at their expense adequate fenders to Master's satisfaction.

64. The vessel to be redelivered with clean swept holds, however the Charterers have the option to redeliver the vessel without cleaning, against payment of a lumpsum compensation of: US $ _______ - after grain cargoes US $ _______ - after other cargoes US $ _______ - after petcoke, cement/cement clinker, slated sulphur cargoes

65. US and/or Canadian Clause Paramount, New Jason Clause, New Both-to-Blame Collision Clause and BIMCO Standard War Risks Clause "Conwartime 1993" to apply to this Charter Party and also to be inserted in all Bills of Lading.

66. Charterers to have the option to supply Oceanroutes' or any other routing services' advice to the Master during voyages specified. The Master to comply with the reporting procedure of the routing service selected by the Charterers.

67.  For the purpose of hire GMT time has to apply.

68. Owners have the right to change flag and Ownership subject to Owners informing Charterers the port at which they wish to effect the change and Charterers to reconfirm within one business day their agreement that such change is acceptable.

69. The vessel shall only trade to areas to the extent permitted by U.S. authorities. The vessel shall not be required to trade to any port or carry any cargo and the master shall not be required to sign any Bills of Lading which will result in the vessel and/or the Owners being in violation of the U.S. Laws and regulations.

70. Neither the Charterers, nor Sub-charterers nor their respective Agents shall permit the issue of any Bill of Lading, Waybill or other document evidencing a contract of carriage (whether or not signed on behalf of the Owners or on the Charterers' behalf or on behalf of any Sub- charterers) incorporating where not compulsory applicable the Hamburg rules or any other legislation imposing liabilities in excess of Hague/Visby Rules. The Charterers shall indemnify the owners against any liability, loss or damage which may result from any breach of the foregoing provisions of this Clause.

71. Vessel is a self-trimming bulk carrier and only loads in alternate holds between ports in a loading area and ports in discharging area, always in accordance with class requirements, i.e., no alternate hold loading for Transatlantic passage or similar passage.

           ADDITIONAL CLAUSES TO CHARTER PARTY MV "_________________"
                             DATED _________________



72. In the event that Owners are required to produce an IMO certificate of compliance to carry solid bulk cargoes at discharging port Charterers to advise Owners of relevant cargo description before commencement of loading.

73. Without prejudice to the generality of lines _______, after the vessel has passed on-hire survey as per Charter Party, the Charterers shall have the privilege to fumigate hold(s) and/or cargo at their expense and time. If such fumigation detains the vessel after completion of loading, the vessel to remain on hire for all time thereby lost.

     The properties of chemical agent used for fumigation must allow crewmembers to remain onboard throughout the fumigation/subsequent ventilation of holds (in case of dispute Danish health regulations to apply and be binding for both parties.) If crew is to be removed from the vessel either at loading or discharging port(s) by reason of fumigation, any expenses occurred therefrom including transfer of crew, meals and lodging ashore and all time lost due to fumigation to be respectively for Charterers/Shippers/Receivers expense.

74. If during the currency of this Charter Party, the speed of this vessel (as described and qualified in vessel's description, Clause 46) be reduced and/or oil/fuel consumption be increased, Charterers shall have the right to deduct any proven damages from the final settlement of accounts, but not from any hire. Good weather conditions is taken to mean within the context of this Charter Party winds up to Beaufort Force _______ and/or Douglas Sea State (3-5 ft.). Evidence of wind and sea conditions to be taken from the vessel's log and independent weather reports for the area. In the event of consistent discrepancy between the two, the U.S. government weather report or one of similar authoritative standing to be taken as ruling.

75.  Hire  :
76.
77. The entertaining expenses incurred by Master on Charterers' behalf, up to U.S. $_______ per month or pro rata, to be for Charterers' account and to be reimbursed by the Charterers to the Owners against Owners' invoices supported by Master's statements. Any other expenses exceeding this amount to be subject to the Charterers' reconfirmation.

78.  Communication expenses incurred by the vessel whilst on hire
     (Radio/Cables/Telex/Phone etc.) to be reimbursed by the Charterers.

     Victualling of pilots, custom officers and other officials (where customary) and, when authorized by the Charterers or their Agents, victualing of tally clerks, stevedore's foremen, others (where customary) etc., to be refunded by the Charterers.

     For communication expenses and victualing as described above the Charterers will pay to the Owners together with hire a lumpsum amount of U.S. $_______ per month or pro rata.

           ADDITIONAL CLAUSES TO CHARTER PARTY MV "_________________"
                             DATED _________________